UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

(781) 565-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NUAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of Nuance Communications, Inc. (the “Company”) approved agreements providing for the payment of cash bonuses to specified key employees (the “Stay Bonus Agreements”) in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 11, 2021 (the “Merger Agreement”) by and among the Company, Microsoft Corporation and Big Sky Merger Sub Inc.

Under the Stay Bonus Agreements, the following cash bonus payments (each a “Stay Bonus”) will be paid to each of the named executive officers of the Company below:

Name of Executive	Position	Stay Bonus Amount
Dan Tempesta	Executive Vice President, Chief Financial Officer	$1,000,000
Robert Dahdah	Executive Vice President, Chief Revenue Officer	$3,000,000
Joe Petro	Executive Vice President, Chief Technology Officer	$4,000,000
Robert Weideman	Executive Vice President and GM, Enterprise Division	$1,000,000

The Stay Bonus will be paid to the named executive officers listed above as soon as administratively possible following the closing of the transactions contemplated by the Merger Agreement (the “Closing”). Payment of the Stay Bonus is contingent on the named executive officer demonstrating full engagement, active leadership, and continued employment in good performance standing through the Closing. If at any time prior to the first anniversary of the Closing, the named executive officer’s employment terminates due to termination by the Company for “cause” or by the named executive officer without “good reason” (as such terms are defined in the change of control and severance agreement between the Company and the named executive officer), the named executive officer will be required to reimburse the Company a pro rata portion of the Stay Bonus.

The Committee approved Stay Bonus Agreements for certain other specified key employees in addition to the named executive officers listed above.

A copy of the form of the Stay Bonus Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the terms of the Stay Bonus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Stay Bonus Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Wendy Cassity
Name:	Wendy Cassity
Title:	EVP and Chief Legal Officer

Dated: July 2, 2021